As filed with the Securities and Exchange Commission on March 17, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec. 240.14a-12

Innovator ETFs® Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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YOUR VOTE IS NEEDED The Special Meeting has been adjourned to March 27, 2026 because the required vote has not yet been obtained. Every vote counts, even if you own just a few shares.

WHAT’S HAPPENING

Goldman Sachs has agreed to acquire Innovator Capital Management, the investment adviser to your fund. Under federal securities law, this requires shareholder approval of a new advisory agreement. The approval of the new advisory agreement is a necessary step to ensure uninterrupted management of your fund. Additionally, fourteen highly qualified Trustees have been nominated for election to the Boad of Trustees of the Trust.

NOTHING CHANGES ABOUT YOUR FUND

✓ Same investment strategy and objectives

✓ Same portfolio managers and advisory team

✓ Same management fees

✓ Same shares. Your holdings are not affected.

The Board of Trustees unanimously recommends you vote FOR both proposals.

VOTE NOW. IT TAKES LESS THAN 2 MINUTES.
VOTE NOW ProxyVote.com	SEE MATERIALS https://proxyvotinginfo.com/p/innovatoretfs2026	PHONE Call toll-free: (866) 210-4338	MAIL Sign and return your proxy card in the enclosed postage-paid envelope

Already voted? Your vote has been recorded and you do not need to vote again. To change your vote, simply vote again. Your most recent vote will count.

WHY YOUR VOTE MATTERS

Without enough votes, the meeting must continue to be adjourned, delaying the closing of the transaction and the additional resources Goldman Sachs intends to devote to your fund. A quick vote today helps move things forward for all shareholders.

Thank you for your investment in the Innovator ETFs.

Sincerely,

H. Bruce Bond

Chief Executive Officer, Innovator Capital Management, LLC

Questions? Call Sodali & Co. at (866) 210-4338 Weekdays 10 a.m. to 11 p.m. ET